UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2016

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2015, Macatawa Bank Corporation (the “Company”) entered into Change in Control Agreements (collectively, the “Change in Control Agreements”) with Ronald L. Haan, the Company's Chief Executive Officer, and Jon W. Swets, the Company's Chief Financial Officer (each, an "Executive").

Pursuant to the Change in Control Agreements, the Executive will receive severance benefits if, within six months before or twenty-four months after a change in control of the Company, the Executive is terminated by the Company without cause or terminates employment for good reason. The Executive will receive a lump-sum payment based on the Executive's “Average Compensation” paid in the most recent three calendar years, for a period of 2 years for Mr. Haan and 1.5 years for Mr. Swets, and compensation for health benefit continuation. For the purpose of determining Average Compensation, annual compensation includes annual base salary, cash bonuses paid, if any, and the total grant date fair value of all restricted stock awards, if any, in each year. If the Company implements a cash incentive bonus plan, the Executive will also receive a prorated cash bonus for the year of termination based on target performance for the year in which the termination occurs. Each Change in Control Agreement includes a Section 280G cap that limits payments under the agreement as necessary to avoid tax penalties under Section 280G of the Internal Revenue Code.

On July 21, 2016 the Company and the executives entered into amended and restated Change in Control Agreements. The only change effected by the amendment is to cap the combined amount of cash bonus paid and grant date fair value of restricted stock awarded to be included in the formula for any year for the purpose of computing Average Compensation to an amount not exceeding 75% of base salary for that year.

The foregoing description of the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreements, which are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

		10.1	Amended and restated Change in Control Agreement with Ronald L. Haan.

		10.2	Amended and restated Change in Control Agreement with Jon W. Swets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016	MACATAWA BANK CORPORATION

	By	/s/ John W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Amended and Restated Change in Control Agreement with Ronald L. Haan.
10.2	Amended and Restated Change in Control Agreement with Jon W. Swets.